Exhibit 99.1

CohBar, Inc. Announces Fourth Quarter 2016 Financial Results

Investor Conference Call Scheduled for Today at 2:00 p.m. PDT/5:00 p.m. EDT

Menlo Park, California – March 22, 2017 – CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U), a preclinical stage biotechnology company focused on developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today reported financial results for the fourth quarter ended December 31, 2016 and provided an update on the Company’s preclinical development program.

“Our development team initiated IND-enabling studies for our lead drug candidates CB4209 and CB4211 in 2016, with the goal of commencing our first human clinical trial in early 2018,” said Simon Allen, CohBar’s CEO. “In addition, we continued to see positive preclinical activity for our lead programs, including our latest STAM data, validating the therapeutic potential of our drug candidates in the treatment of NASH as well as obesity. We also made tremendous progress mining the mitochondrial genome for new peptides with biological activity using our proprietary technology platform, and filed multiple new provisional patent applications for our discoveries, further expanding our research pipeline and MBT opportunities.”

Fourth Quarter 2016 and Recent Preclinical Development and Business Highlights

●	Completed preclinical studies for our lead program that support NASH as a potential clinical indication for development. Following the selection of its two lead drug candidates CB4209 and CB4211 in September 2016, CohBar completed a preclinical study in January 2017 that investigated the therapeutic effects of its two drug candidates in the widely used STAM mouse model for non-alcoholic steatohepatitis, or NASH, a severe form of fatty liver disease. In this model, treatment with either CB4209 or CB4211 resulted in a significant reduction of the non-alcoholic fatty liver disease (NAFLD) activity score, or NAS, a composite measure of steatosis (fat accumulation), inflammation and hepatocyte ballooning (cellular injury). The results from this STAM study support findings from CohBar’s earlier preclinical studies of its lead compounds in diet induced obesity (DIO) models, which showed significant decreases in liver fat and favorable reductions in biomarkers associated with NASH. Additional efficacy studies of CB4209 and CB4211 are ongoing or planned. CohBar plans to submit the preclinical DIO and NASH data during 2017 for presentation at a major liver-focused scientific meeting.

●	Discovered new biologically active peptides in the mitochondrial genome and expanded intellectual property portfolio. In line with the Company’s strategy to discover, identify and optimize all biologically active peptides encoded within the mitochondrial genome, CohBar’s scientists identified a large number of new mitochondrial peptides with biological activity and the Company filed over 50 new provisional patent applications related to these peptides and their analogs.

●	Expanded investment community outreach to build awareness. During the fourth quarter and early 2017, CohBar’s management continued to meet with existing and potential investors in multiple non-deal roadshows and at investment conferences in the U.S. and Canada. In addition, CohBar’s CEO Simon Allen presented at several investment conferences including the 15th Annual BIO Investor Forum in San Francisco in October 2016, the 9th Annual Biotech Showcase in San Francisco in January 2017, the OTCQX Virtual Conference in February 2017, and the BIO CEO & Investor Conference in New York in February 2017.

During the fourth quarter, CohBar’s founders continued to be recognized for their contributions to the study of aging and the development of potential new therapies for the treatment of age-related diseases:

●	Dr. Pinchas Cohen was a featured lecturer at the American Physiological Society’s November 2016 Meeting on The Integrative Biology of Exercise: “Mitochondrial Peptides Regulate Energy Homeostasis” in Phoenix, AZ.

●	Dr. Nir Barzilai was the keynote speaker at the 8th International Congress of the Growth Hormone Research Society and IGF Society in Tel Aviv, Israel in November 2016. He was also a featured speaker on the topic of longevity at the November 2016 TEDMED conference in Palm Springs, CA. In December 2016, he was a panelist at The Economist’s symposium “The Business of Longevity” in San Francisco, CA.

Fourth Quarter 2016 Financial Highlights

●	Cash and Investments. CohBar had cash and investments of $8,686,420 on December 31, 2016, compared to $10,291,487 on December 31, 2015. With the cash proceeds received from the exercise of warrants that took place in the first week of January 2017, CohBar began the year with cash and investments of approximately $11.1 million.

•	R&D Expenses. Research and development expenses were $960,390 in the three months ended December 31, 2016 compared to $709,146 in the prior year period, a $251,244 increase. The increase in research and development expenses was due primarily to the costs associated with the Company’s IND-enabling activities and an increase in salary, benefits and stock-based compensation due to the expansion of its scientific staff.

●	G&A Expenses. General and administrative expenses were $717,054 in the three months ended December 31, 2016 compared to $440,321 in the prior year period, a $276,733 increase. The increase in general and administrative expenses was primarily due to an increase in salary, benefits and stock-based compensation from the expansion of the Company’s executive team with the addition of its new Chief Executive Officer and Director of Investor Relations and the timing of a bonus accrued in the current year quarter with no corresponding expense in the prior year period.

●	Net Loss. For the three months ended December 31, 2016, net loss was $1,677,148 or $0.05 per share basic and diluted, compared to a net loss of $1,150,160, or $0.04 per share basic and diluted, for the three months ended December 31, 2015.

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Investor Conference Call Information:

Date: March 22, 2017
Time: 2:00 p.m. (PDT)
Dial-in U.S. and Canada: 1-888-287-5516

Dial-in International: 1-719-457-2683

Conference ID# 3409008

An audio recording of the call will be available beginning at 5:00 p.m. (PDT) on March 22, 2017, through 9:00 p.m. (PDT) on March 29, 2017. To access the recording please dial 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and reference Conference ID# 3409008.

About CohBar’s Preclinical Development Program

CohBar’s lead preclinical development program is based on MOTS-c, a mitochondrial-derived peptide discovered in 2012 by the Company’s founders and their academic collaborators, whose research has shown that MOTS-c plays a significant role in the regulation of metabolism. The Company has developed optimized analogs of the MOTS-c peptide, CB4209 and CB4211, which have demonstrated significant therapeutic potential in preclinical models of obesity and nonalcoholic steatohepatitis (NASH). CohBar is currently advancing these drug candidates through IND-enabling activities with plans to initiate clinical trials of the final candidate in early 2018.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a preclinical stage biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides within the mitochondrial genome which regulate metabolism and cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides (MDPs) into clinically relevant MBTs that offer the potential to address a broad range of age-related diseases, including obesity, fatty liver disease (NASH), type 2 diabetes, cancer, cardiovascular and neurodegenerative diseases. To date, the Company and its founders have discovered more than 50 biologically active mitochondrial peptides.

For additional company information, please visit www.cohbar.com.

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Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations for its CB4209 and CB4211 candidate program, including anticipated timing and results of IND-enabling activities, regulatory submissions and initiation of clinical trials, statements regarding the therapeutic potential of these and other mitochondria based therapeutics, and the potential for additional discoveries, and expectations regarding future patent applications. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated commencement and completion dates for IND-enabling and initial clinical studies, as well as the possibility of unfavorable study results, including unfavorable new data and additional analyses of existing data; risks associated with initial data, including the risk that results of additional pre-clinical or clinical studies may be different from (including less favorable than) the earlier data results and may not support further clinical development; whether and when any investigational new drug application may be filed with regulatory authorities for CB4209 or CB4211; whether and when regulatory authorities may approve any such applications, and other decisions by regulatory authorities that could affect the availability or commercial potential of CB4209 or CB4211. Additional risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and obtain financing necessary to continue its operations and fund its candidate programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor and Media Contact:

Anna Schram

CohBar, Inc.

(650) 446-7888 ext. 114

anna.schram@cohbar.com

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CohBar, Inc.

Balance Sheets

(unaudited)

	As of
	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash	$3,257,458	$4,803,687
Investments	5,428,962	5,487,800
Subscription receivable	522,326	-
Prepaid expenses and other current assets	110,822	88,223
Total current assets	9,319,568	10,379,710
Property and equipment, net	230,512	199,575
Other assets	36,810	20,492
Total assets	$9,586,890	$10,599,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,294	$209,730
Accrued liabilities	132,780	155,713
Accrued payroll and other compensation	447,641	217,250
Note payable, net of debt discount of $59 and $0 as of December 31, 2016 and 2015, respectively	205,201	-
Total current liabilities	888,916	582,693
Note payable, net of debt discount of $0 and $255 as of December 31, 2016 and 2015, respectively	-	205,005
Total liabilities	888,916	787,698

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares; No shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares; Issued and outstanding 34,807,881 shares as of December 31, 2016 and 32,320,891 as of December 31, 2015	34,808	32,321
Additional paid-in capital	23,072,702	18,114,295
Accumulated deficit	(14,409,536)	(8,334,537)
Total stockholders’ equity	8,697,974	9,812,079
Total liabilities and stockholders’ equity	$9,586,890	$10,599,777

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CohBar, Inc.

Statements of Operations

(unaudited)

	For The Three Months Ended December 31,		For The Years Ended December 31,
	2016	2015	2016	2015

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	960,390	709,146	3,606,515	1,966,221
General and administrative	717,054	440,321	2,470,062	1,908,080
Total operating expenses	1,677,444	1,149,467	6,076,577	3,874,301
Operating loss	(1,677,444)	(1,149,467)	(6,076,577)	(3,874,301)

Other income (expense):
Interest income	2,296	1,112	9,368	4,762
Interest expense	(1,951)	(1,756)	(7,594)	(7,022)
Other expense	-	-	-	(1,453)
Amortization of debt discount	(49)	(49)	(196)	(196)
Total other income (expense)	296	(693)	1,578	(3,909)
Net loss	$(1,677,148)	$(1,150,160)	$(6,074,999)	$(3,878,210)
Basic and diluted net loss per share	$(0.05)	$(0.04)	$(0.18)	$(0.12)
Weighted average common shares outstanding - basic and diluted	33,881,454	32,320,891	33,402,339	32,044,274

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